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                                                                     Exhibit 22

                               DESTEC ENERGY, INC.
                                  SUBSIDIARIES

ENTITY                                       JURISDICTION
------                                       ------------

CORPORATIONS:

Alamo Land Company                           Louisiana
Australian Power Holdings B.V.               Amsterdam, The Netherlands
Australian Power Partners B.V.               Amsterdam, The Netherlands
BCC CoGen, Inc.                              Texas
Bear Claw CoGen, Inc.                        Delaware
Bear Mountain CoGen, Inc.                    Texas
Black Mountain CoGen, Inc.                   Delaware
Brea Canyon CoGen, Inc.                      Texas
CC CoGen, Inc.                               Texas
CEC Prime, Inc.                              California
Chalk Cliff CoGen, Inc.                      Texas
Chesapeake Power Inc.                        New York
CoGen Lyondell, Inc.                         Texas
CoGen Poso Creek, Inc.                       Texas
CoGen Power, Inc.                            Texas
Corona Energy Corporation                    California
D.O.C. Dominicana, S.A.                      Dominican Republic
Destec Australian Energy Finance PTY         The State of Victoria,
  Limited                                      Australia
Destec Australian Investments, Inc.          Delaware
Destec Caribbean Holdings, Inc.              Delaware
Destec Caribbean Services, Inc.              Delaware
Destec Cayman Islands Holdings, Ltd.         Cayman Islands
Destec Energy of Columbia, Inc.              Delaware
Destec Constructors, Inc.                    Delaware
Destec-Crockett, Inc.                        Delaware
Destec Energy (Asia) Pte. Ltd.               Singapore
Destec Energy Canada, Inc.                   Ontario, Canada
Destec Engineering, Inc.                     Texas
Destec Europe, S.A.                          France
Destec FSC Corporation                       Barbados
Destec Fuel Resources, Inc.                  Texas
Destec Gas Properties, Inc.                  Delaware
Destec Gas Services, Inc.                    Delaware
Destec Holdings, Inc.                        Delaware
Destec Latin America, Inc.                   Delaware
Destec Management Services, Inc.             Texas

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ENTITY                                       JURISDICTION
------                                       ------------

Destec North American Ventures, Inc.         Delaware
Destec Operating Canada, Inc.                Ontario, Canada
Destec Operating Company                     Texas
Destec Power Services, Inc.                  Delaware
Destec Properties, Inc.                      Delaware
Destec Taiwan, Inc.                          Delaware
Destec Ventures, Inc.                        Delaware
DOC Guatemala, S.A.                          Guatemala
Dominican Power Metering, Ltd.               Cayman Islands
Dominican Power Partners LDC                 Cayman Islands
Double "C" CoGen, Inc.                       Texas
Elsta B.V.                                   Amsterdam, The Netherlands
European Power Holdings B.V.                 Amsterdam, The Netherlands
Florida CoGen Development, Inc.              Delaware
Gasification Services, Inc.                  Delaware
Hart County IPP, Inc.                        Delaware
Hartwell Independent Power Partners, Inc.    Delaware
HEP CoGen, Inc.                              Texas
Hispaniola Power Ventures, Ltd.              Cayman Islands
Indian Queens Power Limited                  England
James River Energy Corp.                     Virginia
Kern Front CoGen, Inc.                       Texas
Kingston Northern Lights, Inc.               Ontario, Canada
Kingston Power Partners, Inc.                Ontario, Canada
Live Oak CoGen, Inc.                         Texas
Louisiana Gasification Technology, Inc.      Delaware
Michigan CoGen, Inc.                         Delaware
Michigan Power, Inc.                         Delaware
Northway CoGen, Inc.                         Texas
OCG CoGen, Inc.                              Delaware
Oyster Creek CoGen, Inc.                     Delaware
Piedmont (LP), Inc.                          Delaware
Polk County CoGen, Inc.                      Delaware
Port Arthur CoGen, Inc.                      Delaware
SJC CoGen, Inc.                              Texas
San Joaquin CoGen, Inc.                      Texas
Sierra CoGen, Inc.                           Texas
Terneuzen CoGen B.V.                         Amsterdam, The Netherlands
Terneuzen Operating Company B.V.             Amsterdam, The Netherlands
UK Asset Management Services Limited         England
UK Energy Holdings Limited                   England

PARTNERSHIPS:

Badger Creek Limited                         Texas
Bear Mountain Limited                        Texas

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ENTITY                                       JURISDICTION
------                                       ------------

Chalk Cliff Limited                          Texas
CoGen Power, L.P.                            Delaware
Commonwealth Atlantic Limited
  Partnership                                Virginia
Destec Gas Properties, L.P.                  Texas
Destec Properties Limited Partnership        Nevada
Double "C" Limited                           Texas
Elsta B.V. & Co., C.V.                       Amsterdam, The Netherlands
Florida CoGen Development Company            Texas
Hartwell Energy Limited Partnership          Delaware
High Sierra Limited                          Texas
Kern Front Investment, L.P.                  Texas
Kern Front Limited                           Texas
Kingston CoGen Limited Partnership           Ontario, Canada
Live Oak Limited                             Texas
McKittrick Limited                           Texas
Michigan Power Limited Partnership           Michigan
Nevada Cogeneration Associates No. 2         Utah
Oyster Creek Limited                         Texas
PSE-CC Investment, L.P.                      Texas
PSE-HS Investment, L.P.                      Texas
San Joaquin CoGen Limited                    Texas
Tiger Bay Limited Partnership                Delaware

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